UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 5, 2018

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Departure and Appointment of Directors

On February 5, 2018, Robb L. Voyles, a member of the board of directors (the “Board”) of Jones Energy, Inc. (the “Company”), Chairman of the Nominating and Corporate Governance Committee thereof and a member of the Compensation and Audit Committees thereof, notified the Company of his resignation from the Board and each of the Nominating and Corporate Governance, Compensation and Audit Committees thereof, effective immediately. Mr. Voyles’ resignation from the Board did not result from any disagreement with the Company.

Also on February 5, 2018, the remaining members of the Board voted unanimously to increase the size of the Board from five members to seven members and, based on the nomination made by the Nominating and Corporate Governance Committee of the Board, appointed Paul B. Loyd, Jr., John V. Lovoi and Scott McCarty to fill the vacancies created by Mr. Voyles’ resignation and the increased size of the Board. Messrs. Loyd, Lovoi and McCarty are independent directors. Mr. Loyd will serve as a member of the Audit Committee of the Board. Mr. Lovoi will serve as the Chairman of the Nominating and Corporate Governance Committee of the Board a member of the Compensation Committee of the Board. Mr. McCarty will serve as a member of the Nominating and Corporate Governance Committee of the Board. In connection with the foregoing committee appointments, Halbert S. Washburn will be stepping off of the Nominating and Corporate Governance Committee.

Mr. McCarty is joining the board in connection with an agreement entered into between Q Investments and the Company pursuant to which Q Investments has agreed not to nominate a director for the 2018 annual meeting. Except as previously disclosed in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2017, none of Messrs. Loyd, Lovoi or McCarty has any relationship that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into indemnification agreements with each of Messrs. Lloyd, Lovoi and McCarty, effective as of February 5, 2018, pursuant to which the Company agreed to indemnify each of Messrs. Loyd, Lovoi and McCarty for certain claims and liabilities arising from their respective actions as a member of the Board.

A copy of the press release announcing the resignation of Mr. Voyles and the appointment of Messrs. Loyd, Lovoi and McCarty is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Amendment of Performance Unit and Performance Share Unit Awards

On February 5, 2018, the Compensation Committee of the Board approved the amendment of outstanding performance unit and performance share unit awards (the “Awards”) previously granted to Jonny Jones (Chief Executive Officer), Mike S. McConnell (President), Robert J. Brooks (Executive Vice President and Chief Financial Officer), Jeffrey A. Tanner

(Executive Vice President — Geosciences and Business Development) and Karen S. Acree (Chief Accounting Officer) under the Amended and Restated Jones Energy, Inc. 2013 Omnibus Incentive Plan. As amended, the Awards will fully vest at target if the officer holding the Awards is terminated by the Company without cause prior to the vesting date with respect to the Awards. The terms and conditions of the Awards otherwise remain unchanged.

A copy of the notice pursuant to which the Awards were amended is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 7.01              Regulation FD Disclosure.

Correction

On February 5, 2018, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission that contained certain erroneous information relating to the Company’s Net Reserves and SEC PV-10 in the Western Anadarko Basin as of December 31, 2016. The bolded and italicized figures in the below table represent the corrected figures.

	As of December 31, 2016
	Eastern Anadarko(1)		Western Anadarko(2)		Total(3)(4)
	Net Reserves (MMBoe)	SEC PV-10(1) ($MM)	Net Reserves (MMBoe)	SEC PV-10(1) ($MM)	Net Reserves (MMBoe)	SEC PV-10(1) ($MM)
PDP	0.6	4.0	45.3	282.8	58.4	339.6
PDNP	—	—	3.8	19.6	4.1	20.6
PUD	1.8	4.3	39.4	39.1	42.7	41.2
Total Proved	2.4	8.3	88.5	341.5	105.2	401.4

(1)         Eastern Anadarko consists of the Merge.

(2)         Western Anadarko consists of the Cleveland, Granite Wash, Tonkawa and Marmaton formations.

(3)         Total includes the Eastern Anadarko, the Western Anadarko and our other reserves.

(4)         GAAP does not provide a measure of estimated future net cash flows for reserves other than proved reserves or for proved, probable or possible reserves calculated using prices other than SEC prices. SEC PV-10 does not take into account the effect of future taxes, and SEC PV-10 estimates for reserve categories other than proved or for pricing sensitivities uses the relevant reserve volumes and prices, as applicable, but SEC PV-10 is otherwise calculated using the same assumptions as those for, and in a manner consistent with, the calculation of standardized measure. Because SEC PV-10 estimates of probable and possible reserves are more uncertain than PV-10 and standardized measure of proved reserves, but have not been adjusted for risk due to that uncertainty, they may not be comparable with each other. Similarly, SEC PV-10 estimates for price sensitivities are not adjusted for the likelihood that the relevant pricing scenario will occur, and thus they may be subject to the same issues with comparability. Nonetheless, we believe that SEC PV-10 estimates for reserve categories other than proved or for pricing sensitivities present useful information for investors about the future net cash flows of our reserves in the absence of a comparable GAAP measure such as standardized measure. Because of this, SEC PV-10 can be used within the industry and by creditors and securities analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis. Investors should be cautioned that neither SEC PV-10 nor standardized measure represents an estimate of the fair market value of our proved reserves. In addition, investors should be further cautioned that estimates of SEC PV-10 of probable reserves, as well as the underlying volumetric estimates, are inherently more uncertain of being recovered and realized than comparable measures for proved reserves, and that the uncertainty for possible reserves is even more significant. Further, because estimates of probable and possible reserve volumes and SEC PV-10 have not been adjusted for risk due to this uncertainty of recovery, they should not be summed arithmetically with each other or with comparable estimates for proved reserves. GAAP does not prescribe any corresponding measure for SEC PV-10 of probable reserves and possible reserves or reserves based on other than SEC prices. As a result, it is not practicable for us to reconcile these additional SEC PV-10 measures to GAAP standardized measure.

SEC PV-10, as defined below, is considered a non-GAAP financial measure. SEC PV-10 is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. SEC PV-10 is a computation of the standardized measure of discounted future net cash flows on a pre-tax basis. “SEC PV-10” is equal to the standardized measure of discounted future net cash flows at the applicable date based on SEC pricing, before deducting future income taxes, discounted at 10 percent. We believe that the presentation of SEC PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil, NGL and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil, NGL and natural gas properties. SEC PV-10, however, is not equal to, or a substitute for, the standardized measure of discounted future net cash flows. Our SEC PV-10 measure and the standardized measure of discounted future net cash flows do not purport to represent the fair value of our oil and natural gas reserves. The following table provides a reconciliation of the components of the standardized measure of discounted future net cash flows to SEC PV-10 at December 31, 2017, 2016 and 2015.

	As of December 31,
(in millions of dollars)	2017	2016	2015
Standardized measure	$567.2	$383.5	$464.8
Present value of future income taxes discounted at 10%	59.4	17.9	5.1
SEC PV-10	$626.6	$401.4	$469.9

Press Release

On February 6, 2018, the Company issued a press release announcing the resignation of Robb L. Voyles from the Board and any committees thereof and the appointment of Paul B. Loyd, Jr., John V. Lovoi and Scott McCarty to the Board and certain committees thereof. A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

Investor Presentation

Also on February 6, 2018, the Company posted a new investor presentation to its website at www.jonesenergy.com.

The information disclosed in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of Jones Energy, Inc., dated February 6, 2018.
99.2	Notice to Performance Award Holders, dated February 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: February 6, 2018	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer